Exhibit No. 99 (2)

Citigroup Inc.
SGD 100,000,000
3.50% Fixed Rate/Floating Rate Subordinated Notes due April 2020
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Singapore Dollar (“SGD”).
3.	Aggregate Nominal Amount:	SGD 100,000,000.
4.	Issue Price:	99.550% of the Aggregate Nominal Amount.
5.	Specified Denominations:	SGD 250,000.
6.	Issue Date:	April 8, 2005.
7.	Maturity Date:	April 8, 2020.
8.	Interest Basis:
Fixed rate of interest as described below from and including the Issue Date to but excluding April 8, 2015 (the “Fixed Rate Period”), and a floating rate of interest from and including April 8, 2015 to but excluding the Maturity Date (the “Floating Rate Period”).

9.	Redemption/Payment Basis:	Redemption at Par.
10.	Change of Interest or Redemption/Payment Basis:	As specified in 8 above.
11.	Put/Call Options:	Issuer Call, as described in 16 below.
12.	Status of the Notes:	Subordinated.
13.	Listing:	Application has been made for the Notes to be listed on the Singapore Exchange Securities Trading Limited (“SGX-ST”).
PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
14.	Fixed Rate Note Provisions:	Applicable in Fixed Rate Period.
	(i) Rate of Interest:	3.50% per annum payable semiannually in arrears during the Fixed Rate Period.
	(ii) Interest Payment Dates:	April 8 and October 8 in each year, commencing October 8, 2005 and ending on April 8, 2015.

	(iii) Day Count Fraction:	Actual/365 (Fixed)
	(iv) Business Day Convention	Modified Following Business Day
15.	Floating Rate Note Provisions:	Applicable in Floating Rate Period.
	(i) Rate of Interest:	6-month Swap Offer Rate plus the Margin, payable semiannually in arrears
	(ii) Interest Payment Dates:	April 8 and October 8 in each year, commencing October 8, 2015.
	(iii) Day Count Fraction:	Actual/Actual
	(iv) Business Day Convention:	Modified Following Business Day
	(v) Additional Business Center:	New York City
	(vi) Margin:	1.18% per annum
	(vii) Minimum Interest Rate:	Not applicable
	(viii) Maximum Interest Rate:	Not applicable
	(ix) Method of Determining Rates of Interest:	Screen Rate Determination
	-- Reference Rate:	6-month SGD-SOR-Telerate
	-- Relevant Screen Page:	Telerate page 50157
	-- Interest Determination Dates:	Second day prior to each Interest Payment Date in the Floating Rate Period
	-- Relevant Time:	11:00 a.m. Singapore time
	-- Relevant Financial Center	Singapore
PROVISIONS RELATING TO REDEMPTION
16.	Call Option:	Applicable.